                                                                       EX-99.h.1

                               OPTIMUM FUND TRUST

                              AMENDED AND RESTATED
                         MUTUAL FUND SERVICES AGREEMENT

     AGREEMENT made as of December 15, 2007 by and between Optimum Fund Trust, a
Delaware  business  trust having its  principal  office and place of business at
2005 Market Street, Philadelphia, PA 19103 (the "Investment Company"), on behalf of the series  (individually  referred to herein as a "Fund" and collectively as
"Funds") of the Investment  Company,  listed on Exhibit 1 as may be amended from time to time, and Delaware Service Company,  Inc., a Delaware corporation having its principal office and place of business at 2005 Market Street,  Philadelphia,
PA 19103 (the "Company").

     WHEREAS,  the  Investment  Company is registered as an open-end  management investment  company  under the  Investment  Company Act of 1940, as amended (the
"1940  Act"),   with  authorized  and  issued  shares  of  beneficial   interest
("Shares");

     WHEREAS,  the  Investment  Company  desires to appoint  the  Company as its administrator  to provide it with  administrative  services (as herein defined), and the Company desires to accept such appointment; and

     WHEREAS,  the  Investment  Company  desires to appoint  the  Company as its transfer agent and dividend  disbursing agent to provide it with transfer agency services (as herein defined),  and as its agent in connection with certain other activities, and the Company desires to accept such appointment;

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                      SECTION ONE: ADMINISTRATIVE SERVICES.

                            Article 1. Appointment.

     The Investment Company hereby appoints the Company as Administrator for the period on the terms and  conditions  set forth in this  Agreement.  The  Company hereby accepts such  appointment  and agrees to furnish the services  herein set forth in return for the compensation set forth in Exhibit 1 to this Agreement.

                        Article 2. The Company's Duties.

     As  Administrator,  and subject to the supervision and control of the Board and in  accordance  with Proper  Instructions  (as defined  hereafter)  from the
Investment  Company,  the  Company  will  provide  facilities,   equipment,  and
personnel to carry out the  following  administrative  services for operation of the business and affairs of the Investment Company and each Fund:

     A. Prepare, file, and maintain the Investment Company's governing documents and any amendments  thereto,  including the trust instrument  (which has already been  prepared and filed),  the by-laws and minutes of meetings of the Board and shareholders;

     B. Prepare and file with the Securities and Exchange Commission ("SEC") and the appropriate state securities authorities the registration statements for the
Investment  Company and the Investment  Company's  Shares and all amendments and
supplements  thereto,   reports  to  regulatory  authorities  and  shareholders,
prospectuses,  proxy  statements,  notices,  and such other  documents as may be necessary to enable the Investment Company to make a continuous  offering of its
Shares;

     C. Prepare,  negotiate,  and administer contracts (if any) on behalf of the
Investment  Company with, among others,  the Adviser and/or  Sub-Adviser and the
Investment Company's  distributor(s),  subject to any applicable restrictions of the Board or the 1940 Act;

     D. Coordinate the layout and printing of publicly disseminated prospectuses and reports;

     E. Assist with the design,  development,  and  operation of the  Investment
Company and the Funds;

     F. Provide individuals  reasonably  acceptable to the Board for nomination, appointment,  or election as officers  of the  Investment  Company,  who will be responsible for the management of certain of the Investment Company's affairs as determined by the Investment Company's Board;

     G. Consult with the Investment  Company and its Board on matters concerning the Investment Company and its affairs;

     H.  Prepare  agendas  and  all  Board  materials  for  Board  meetings  and distribute such materials to all necessary parties;

     I. Assist with the preparation  for,  attend,  and prepare minutes of Board meetings and shareholder meetings;

     J. Review and monitor the fidelity bond and errors and omissions  insurance coverage and the submission of any related regulatory filings;

     K.  Provide a system which will enable the Fund to monitor the total number of Shares of each Fund sold in each state ("blue sky reporting"). The Fund shall by Proper Instructions (i) identify to the Company those transactions and assets to be  treated  as exempt  from the blue sky  reporting  for each state and (ii)
verify the  classification of transactions for each state on the system prior to activation  and  thereafter  monitor  the daily  activity  for each  state.  The responsibility of the Company for each Fund's state blue sky registration status is limited  solely to the recording of the  classification  of  transactions  or accounts  with  regard  to  blue  sky  compliance  and  the  reporting  of  such transactions and accounts to the Fund as provided above;

     L. Such other  similar  services  as may  reasonably  be  requested  by the
Investment Company.

     The foregoing,  along with any  additional  services that the Company shall agree in writing to perform for the  Investment  Company under this Section One, shall hereafter be referred to as "Administrative Services."

                              Article 3. Records.

     The Company  shall create and maintain all  necessary  books and records in accordance with all applicable laws,  rules and  regulations,  including but not limited  to  records  required  by  Section  31(a) of the 1940 Act and the rules thereunder,  as the same may be  amended  from time to time,  pertaining  to the
Administrative Services performed by it and not otherwise created and maintained by another  party  pursuant  to  contract  with the  Investment  Company.  Where applicable,  such records shall be maintained by the Company for the periods and in the places  required by Rule 31a-2 under the 1940 Act.  The books and records pertaining to the Investment  Company which are in the possession of the Company shall be the property of the Investment Company.  The Investment Company, or the
Investment Company's authorized representatives, shall have access to such books and records at all times during the Company's  normal business  hours.  Upon the reasonable  request  of the  Investment  Company,  copies of any such  books and records shall be provided  promptly by the Company to the Investment  Company or the Investment Company's authorized representatives.

                              Article 4. Expenses.

     The Company shall be responsible for expenses  incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the
Administrative Services to the Investment Company, including the compensation of the Company  employees  who serve as  trustees  or  officers  of the  Investment
Company.  The  Investment  Company shall be  responsible  for all other expenses incurred by the Company on behalf of the Investment  Company,  including without limitation  postage and courier expenses,  printing  expenses,  travel expenses, registration  fees,  filing  fees,  fees  of  outside  counsel  and  independent auditors, or other professional  services,  organizational  expenses,  insurance premiums,  fees payable to persons who are not the  Company's  employees,  trade association dues, and other expenses properly payable by the Funds.

                     SECTION TWO: TRANSFER AGENCY SERVICES.

                        Article 5. Terms of Appointment.

     Subject  to the  terms and  conditions  set  forth in this  Agreement,  the
Investment Company hereby appoints the Company to act as, and the Company agrees to act as, Transfer Agent and Dividend  Disbursing Agent for each Fund's Shares, and agent in connection  with any  accumulation,  open-account  or similar plans provided to the shareholders of any Fund  ("Shareholder(s)"),  including without limitation any periodic investment plan or periodic withdrawal program.

                       Article 6. Duties of the Company.

     The Company shall perform the following  services in accordance with Proper
Instructions  as may be provided from time to time by the Investment  Company as to any Fund:

     A. Transfer Agent

          (1) The Company shall  receive  orders and payment for the purchase of
Shares and promptly  deliver payment and appropriate  documentation  therefor to the custodian of the relevant Fund (the  "Custodian").  The Company shall notify the Fund and the  Custodian  on a daily basis of the total  amount of orders and payments so delivered.

          (2)  Pursuant to  purchase  orders and in  accordance  with the Fund's current  Prospectus,  the Company shall compute and issue the appropriate number of  Shares of each Fund and hold  such  Shares  in the  appropriate  Shareholder accounts.

          (3) For  certificated  Funds, if a Shareholder or its agent requests a certificate, the Company, as Transfer Agent, shall countersign and mail by first class mail, a certificate to the  Shareholder at its address as set forth on the transfer books of the Funds,  subject to any Proper  Instructions  regarding the delivery of certificates.

          (4) In the event  that any check or other  order for the  purchase  of
Shares of the Fund is returned  unpaid for any reason,  the Company  shall debit the Share  account  of the  Shareholder  by the  number of Shares  that had been credited to its account upon receipt of the check or other order,  promptly mail a debit  advice to the  Shareholder,  and notify the Fund of its action.  In the event that the amount paid for such Shares exceeds proceeds of the redemption of such Shares plus the amount of any  dividends  paid with respect to such Shares, the Fund or its  distributor  will  reimburse  the Company on the amount of such excess.

          (5) The Company  shall  receive  redemption  requests  and  redemption directions and, if such redemption requests comply with the procedures as may be described in the Fund  Prospectus or set forth in Proper  Instructions,  deliver the appropriate instructions therefor to the Custodian. The Company shall notify the Funds on

a daily basis of the total amount of  redemption  requests  processed and monies paid to the Company by the Custodian for redemptions.

          (6) At the appropriate  time upon receiving  redemption  proceeds from the Custodian with respect to any redemption,  the Company shall pay or cause to be paid the  redemption  proceeds  in the  manner  instructed  by the  redeeming
Shareholders, pursuant to procedures described in the then-current Prospectus of the Fund.

          (7) If any  certificate  returned for  redemption or other request for redemption  does not comply with the procedures  for redemption  approved by the
Fund, the Company shall promptly notify the  Shareholder of such fact,  together with the  reason  therefor,  and  shall  effect  such  redemption  at the  price applicable  to the date and time of receipt  of  documents  complying  with said procedures.

          (8) The Company  shall effect  transfers  of Shares by the  registered owners thereof.

          (9) The Company  shall  identify  and process  abandoned  accounts and uncashed  checks for state  escheat  requirements  on an annual basis and report such actions to the Fund.

          (10) The Company shall not be required to issue,  transfer,  or redeem
Fund's  Shares upon receipt of the Company from the  Investment  Company or from any federal or state  regulatory  agency or  authority  written  notice that the issuance,  transfer,  or  redemption  of Fund's  Shares  has been  suspended  or discontinued.

B.       Dividend Disbursing Agent

          (1)  Upon  notification  by  the  Funds  of  the  declaration  of  any distribution to Shareholders, the Company shall act as Dividend Disbursing Agent for the Funds in accordance  with the  provisions of its governing  document and the  then-current  Prospectus of the Fund. The Company shall prepare and mail or credit  income,  capital gain,  or any other  payments to  Shareholders.  As the
Dividend  Disbursing  Agent, the Company shall, on or before the payment date of any such distribution,  notify the Custodian of the estimated amount required to pay any  portion of said  distribution  which is payable in cash and request the
Custodian to make available sufficient funds for the cash amount to be paid out.
The Company shall  reconcile  the amounts so requested and the amounts  actually received by the  Custodian on a daily  basis.  If a  Shareholder  is entitled to receive  additional  Shares  by  virtue of any such  distribution  or  dividend, appropriate  credits  shall  be  made  to  the  Shareholder's  account,  or  for certificated Funds, delivered where requested; and

          (2) The Company  shall  maintain  records of account for each Fund and advise  the  Investment  Company,  each  Fund  and  its  Shareholders  as to the foregoing.

          (3) The Company  shall not be required to make any  disbursement  upon receipt of the Company from the Investment Company, or from any federal or state agency or authority, written notice that such disbursement shall not be made.

     C. Recordkeeping

          (1) The Company shall record the issuance of Shares of each Fund,  and maintain pursuant to applicable rules of the SEC a record of the total number of
Shares of the Fund which are  authorized,  based upon data provided to it by the
Fund, and issued and  outstanding.  The Company also shall provide the Fund on a regular basis or upon  reasonable  request with the total number of Shares which are authorized and issued and outstanding.

          (2) The Company  shall  establish  and  maintain  records  pursuant to applicable  rules of the SEC relating to the services to be performed  hereunder in the form and  manner as agreed to by the  Investment  Company  or the Fund to include a record for each Shareholder's account of the following:

               (a) Name, address and tax identification number (and whether such number has been certified);

               (b) Number of Shares held;

               (c)  Historical  information  regarding  the  account,  including dividends paid and date and price for all transactions;

               (d) Any stop or restraining order placed against the account;

               (e)  Information  with  respect to  withholding  in the case of a foreign account or an account for which  withholding is required by the Internal
Revenue Code;

               (f) Any dividend  reinvestment order, plan application,  dividend address and correspondence relating to the current maintenance of the account;

               (g)  Certificate  numbers and  denominations  for any Shareholder holding certificates (if share certificates are issued);

               (h) Any information  required in order for the Company to perform the calculations contemplated or required by this Agreement.

          (3) The  Company  shall  preserve  any  such  records  required  to be maintained  pursuant to the rules of the SEC for the periods  prescribed in said rules as specifically noted below. Such record retention shall be at the expense of the Company,  and such  records may be  inspected  by the Fund at  reasonable times.  The Company may, at its option at any time, and shall forthwith upon the
Fund's demand, turn over to the Fund and cease to retain in the Company's files, records and documents  created and  maintained  by the Company  pursuant to this
Agreement,  which are no longer  needed by the  Company  in  performance  of its services or for its protection.  If not so turned over to the Fund, such records and  documents  will be  retained  by the Company for six years from the year of creation,  during  the  first two of which  such  documents  will be in  readily accessible  form. At the end of the six year period,  such records and documents will either be turned over to the Fund or  destroyed in  accordance  with Proper
Instructions.

     D. Confirmations/Reports

          (1) The Company shall furnish to the Fund  periodically  the following information:

               (a) A copy of the transaction register;

               (b) Dividend and reinvestment blotters;

               (c) The total  number of Shares  issued and  outstanding  in each state for "blue sky"  purposes as  determined  according to Proper  Instructions delivered from time to time by the Fund to the Company;

               (d) Shareholder lists and statistical information;

               (e)   Payments  to  third   parties   relating  to   distribution
agreements,  allocations of sales loads,  redemption fees, or other transaction-
or sales-related payments;

               (f) Such  other  information  as may be agreed  upon from time to time.

          (2) The Company shall prepare in the  appropriate  form, file with the
Internal Revenue Service and appropriate state agencies,  and, if required, mail to Shareholders,  such notices for reporting dividends and

distributions  paid as are required to be so filed and mailed and shall withhold such sums as are  required to be  withheld  under  applicable  federal and state income tax laws, rules and regulations.

In addition to and not in lieu of the services set forth above the Company shall perform all of the customary services of a transfer agent,  dividend  disbursing agent and, as relevant,  agent in connection with accumulation,  open-account or similar plans  (including  without  limitation any periodic  investment  plan or periodic  withdrawal  program),  including but not limited to:  maintaining  all
Shareholder  accounts,  mailing  Shareholder reports and Prospectuses to current
Shareholders,  withholding  taxes  on  accounts  subject  to  back-up  or  other withholding  (including  non-resident  alien  accounts),  preparing  and  filing reports  on U.S.  Treasury  Department  Form  1099 and other  appropriate  forms required with respect to dividends and distributions by federal  authorities for all  Shareholders,  preparing and mailing  confirmation  forms and statements of account to  Shareholders  for all purchases and  redemptions of Shares and other conformable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information; and

E.       Shareholder Servicing Agent

          (1) Except where  instructed in writing by the Investment  Company not do so, and where in compliance  with  applicable law, accept orders on behalf of the Investment  Company;  the Company shall receive and process  investments and applications,  remit to the  Investment  Company or its  Custodian  payments for
Shares acquired and to be issued,  and direct the issuance of Shares as provided herein.

          (2) The Company shall receive, record and respond to communications of
Shareholders and their agents.

          (3) As instructed by the Investment Company, the Company shall prepare and mail Shareholder account information, mail Fund Shareholder reports and Fund prospectus.

          (4) The Company  shall  prepare  and mail  proxies  and  material  for
Investment  Company  Shareholder  meetings,  receive  and process  proxies  from
Shareholders, and deliver such proxies as directed by the Investment Company.

          (5) The  Company  shall  administer  investment  plans  offered by the
Investment  Company  to  investors  and  Shareholders  of each  Fund,  including retirement plans, including activities not otherwise provided.

          (6) The Company shall  perform such other  similar  services as may be reasonably requested by the Investment Company.

     The foregoing,  along with any  additional  services that the Company shall agree in writing to perform for the  Investment  Company under this Section Two, shall hereafter be referred to as "Transfer Agency Services."

                  Article 7. Duties of the Investment Company.

     A. Compliance

     The  Investment  Company  or  Fund  assumes  full  responsibility  for  the preparation,  contents and  distribution of its own Prospectus and for complying with all applicable  requirements of the Securities Act of 1933, as amended (the
"1933 Act"),  the 1940 Act and any laws,  rules and  regulations  of  government authorities having jurisdiction.

     B. Distributions

     The Fund shall  promptly  inform  the  Company  of the  declaration  of any dividend or distribution on account of any Fund's shares.

                       SECTION THREE: GENERAL PROVISIONS.

                        Article 8. Proper Instructions.

     As used throughout this Agreement,  a "Proper  Instruction" means a writing signed or  initialed  by one or more  person or persons as the Board  shall have from time to time  authorized.  Each such  writing  shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper  Instructions if (a) the Company reasonably believes them to have been given by a person  previously  authorized  in Proper  Instructions  to give such instructions  with respect to the transaction  involved,  and (b) the Investment
Company,  or the Fund, and the Company promptly cause such oral  instructions to be confirmed in writing. Proper Instructions may include communications effected directly  between  electro-mechanical  or electronic  devices  provided that the
Investment  Company,  or the  Fund,  and the  Company  are  satisfied  that such procedures afford adequate safeguards for the Fund's assets. Proper Instructions may only be amended in writing.

                             Article 9. Assignment.

     Except as provided  below,  neither this Agreement nor any of the rights or obligations  under this  Agreement  may be assigned by either party  without the written consent of the other party.

     A. This  Agreement  shall inure to the  benefit of and be binding  upon the parties and their respective permitted successors and assigns.

     B. With regard to Transfer  Agency  Services,  the  Company  may,  with the written  consent of the Investment  Company,  subcontract for the performance of
Transfer Agency Services with such other provider of services duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of
1934, as amended, or any succeeding statute, as Company shall select.

     C. With  regard to  Administrative  Services,  the  Company  may,  with the written  consent of the Investment  Company,  subcontract for the performance of such services with such other service provider as Company may select.

     D.  Except  as  provided  in E.  below,  the  Company  shall  be  as  fully responsible  to the  Investment  Company  for  the  acts  and  omissions  of any subcontractor as it is for its own acts and omissions.  The compensation of such person  or  persons  shall be paid by the  Company  and no  obligation  shall be incurred on behalf of the Investment Company or the Funds, in such respect.

     E.  The  Company  shall  upon  instruction  from  the  Investment   Company
subcontract  for the  performance of services under this Agreement with an agent selected by the Investment Company,  other than as described in B. and C. above;
provided,  however,  that  the  Company  shall in no way be  responsible  to the
Investment Company for the acts and omissions of the agent.

     F. Either party may assign all of or a substantial  portion of its business to a  successor,  or to a party  controlling,  controlled  by,  or under  common control with such party.

     Nothing in this Article 11 shall  prevent the Company from  delegating  its responsibilities to another entity to the extent provided herein.

                             Article 10. Documents.

     A. In connection  with the appointment of the Company under this Agreement, the Investment Company shall file with the Company the following documents:

          (1) A copy of the  trust  instrument  and  by-laws  of the  Investment
Company and all amendments thereto;

          (2) A copy of the  resolution of the Board of the  Investment  Company authorizing this Agreement;

          (3) Specimens of all forms of outstanding  Share  certificates  of the
Investment  Company  or the  Funds in the  forms  approved  by the  Board of the
Investment Company with a certificate of the Secretary of the Investment Company as to such approval;

          (4) All  account  application  forms and other  documents  relating to
Shareholders accounts; and

          (5) A copy of the current Prospectus for each Fund.

     B. The Fund also will furnish from time to time the following documents:

          (1) Each resolution of the Board of the Investment Company authorizing the original issuance of each Fund's Shares;

          (2) Each  registration  statement  filed  with the SEC and  amendments thereof and orders relating thereto in effect with respect to the sale of Shares of any Fund;

          (3) A certified copy of each  amendment to the governing  document and the By-Laws of the Investment Company;

          (4) Certified copies of each vote of the Board authorizing officers to give  Proper  Instructions  to the  Custodian  and agents  for fund  accountant, custody services procurement,  and shareholder  recordkeeping or transfer agency services;

          (5) If issued,  specimens of all new Share  certificates  representing
Shares of any Fund, accompanied by Board resolutions approving such forms;

          (6) Such other  certificates,  documents or opinions which the Company may, in its discretion,  deem necessary or appropriate in the proper performance of its duties; and

(7)      Revisions to the Prospectus of each Fund.

                   Article 11. Representations and Warranties.

     A. Representations and Warranties of the Company

         The Company represents and warrants to the Fund that:

          (1) it is a  corporation  duly  organized  and  existing  and in  good standing under the laws of the State of Delaware;

          (2) It is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification;

          (3) it is  permitted  under  applicable  laws and by its  articles  of incorporation and by-laws to enter into and perform this Agreement;

          (4) all requisite  corporate  proceedings have been taken to authorize it to enter into and perform its obligations under this Agreement;

          (5)  it has  and  will  continue  to  have  access  to  the  necessary facilities,  equipment and personnel to perform its duties and obligations under this Agreement; and

          (6) it is in compliance with federal  securities law  requirements and in good standing as an administrator.

     B. Representations and Warranties of the Investment Company

         The Investment Company represents and warrants to the Company that:

          (1) it is an  investment  company duly  organized  and existing and in good standing under the laws of its state of organization;

          (2) it is empowered under  applicable laws and by its trust instrument and by-laws to enter into and perform its obligations under this Agreement;

          (3) all corporate  proceedings  required by said trust  instrument and by-laws  have  been  taken  to  authorize  it to  enter  into  and  perform  its obligations under this Agreement;

          (4)  the  Investment   Company  is  an  open-end   investment  company
registered under the 1940 Act; and

          (5) a registration statement under the 1933 Act will be effective, and appropriate  state securities law filings have been made and will continue to be made, with respect to all Shares of each Fund being offered for sale.

               Article 12. Standard of Care and Indemnification.

     A. Standard of Care

     With  regard  to  Sections  One and  Two,  the  Company  shall be held to a standard of reasonable  care in carrying out the  provisions of this  Agreement, provided however,  that the Company shall be held to any higher standard of care that would be imposed upon the Company,  by an applicable law or regulation even though such stated standard of care was not part of this Agreement.  The Company shall not be liable for any error of  judgment or mistake of law or for any loss or expense suffered by the Investment Company, in connection with the matters to which  this  Agreement  relates,  except  for a loss  or  expense  caused  by or resulting  from or  attributable  to willful  misfeasance,  bad faith,  or gross negligence on the Company's part (or on the part of any  third-party to whom the
Company  has  delegated  any of its  duties  or  obligations  hereunder)  or the reckless disregard of the performance of its duties under this Agreement (on the part of the Company or under an agreement  with the Company (in the case of such third party).

     B. Indemnification

     The  Investment  Company shall  indemnify the Company  against any claim or deficiency  arising from the  performance  of the  Company's  duties  hereunder,
including  the  Company's   costs,   counsel  fees  and  expenses   incurred  in
investigation  or  defending  any  such  claim  or any  administrative  or other proceeding,  in  the  absence  of  willful  misfeasance,  bad  faith,  or  gross negligence on the Company's part (or on the part of any third-party to which the
Company  has  delegated  any of its  duties  or  obligations  hereunder)  or the reckless disregard of the performance of its duties under this Agreement (on the part of the Company) or under an agreement with the Company (in the case of such third-party).

                 Article 13. Term and Termination of Agreement.

     This  Agreement  shall be effective  from the date first  written above and shall continue for a period of two (2) years ("Initial Term"). Thereafter,  this
Agreement shall be automatically renewed each year for an additional term of one year  ("Additional  Term"),  provided  that  either  party  may  terminate  this
Agreement  by  written  notice  delivered  at  least  six  months  prior  to the expiration of the Initial or any Additional  Term. In the event,  however,  of a material  breach  by  the  Company  of its  obligations  under  this  Agreement, including a failure by the Company to meet the  applicable  standard of care set forth  herein,  the  Investment  Company  shall  promptly  notify the Company in writing of such breach  and,  upon  receipt of such  notice,  the Company  shall promptly  cure the  breach,  and,  if the breach is not so cured  within 30 days after the  Company's  receipt of notice  thereof,  the  Investment  Company  may terminate  this  Agreement  on not  less  than  30  days'  written  notice.  The termination date for all original or after-added investment companies which are, or become, a party to this Agreement shall be coterminous.  Investment companies that merge or dissolve  during an Initial Term or Additional Term shall cease to be a party on the effective date of such merger or dissolution.

     Upon the  termination  of this  Agreement by the  Investment  Company,  the
Investment  Company shall pay to the Company such compensation as may be payable prior  to the  effective  date  of  such  termination.  In the  event  that  the
Investment  Company  designates a successor to any of the Company's  obligations hereunder,  the Company  shall,  at the expense and direction of the  Investment
Company,  transfer to such successor all relevant books,  records and other data established  or  maintained  by  the  Investment  Company  under  the  foregoing provisions. Additionally, the Company reserves the right to charge for any other reasonable expenses associated with such termination.  The provisions of Article
14 shall survive the termination of this Agreement.

                             Article 14. Amendment.

     This Agreement may be amended or modified by a written  agreement  executed by both parties.

              Article 15. Interpretive and Additional Provisions.

     In  connection  with the operation of this  Agreement,  the Company and the
Investment  Company may from time to time agree on such provisions  interpretive of or in  addition to the  provisions  of this  Agreement  as may in their joint opinion  be  consistent  with  the  general  tenor of this  Agreement.  Any such interpretive  or  additional  provisions  shall be in a  writing  signed by both parties  and shall be annexed  hereto,  provided  that no such  interpretive  or
additional   provisions  shall  contravene  any  applicable   federal  or  state
regulations or any provision of the Investment  Company's trust  instrument.  No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

                           Article 16. Governing Law.

     This  Agreement  shall be construed and the provisions  hereof  interpreted under  and in  accordance  with the laws of the  Commonwealth  of  Pennsylvania,
provided   however,   that  nothing  herein  shall  be  construed  in  a  manner inconsistent with the 1940 Act or any rule or regulation  promulgated by the SEC thereunder.

                              Article 17. Notices.

     Except  as  otherwise  specifically  provided  herein,  notices  and  other writings delivered or mailed postage prepaid to the Investment Company or to the
Company  shall be deemed to have been properly  delivered or given  hereunder to the respective addresses set forth above.

                           Article 18. Counterparts.

     This Agreement may be executed  simultaneously in two or more counterparts, each of which shall be deemed an original.

                                       10

                        Article 19. Merger of Agreement.

     This Agreement  constitutes the entire agreement between the parties hereto and  supersedes  any prior  agreement with respect to the subject hereof whether oral or written.

                          Article 20. Successor Agent.

     If a successor  agent for the Investment  Company shall be appointed by the
Investment Company, the Company shall upon termination of this Agreement deliver to such  successor  agent at the office of the  Company  all  properties  of the
Investment  Company held by it hereunder.  If no such  successor  agent shall be appointed,  the Company shall at its office upon receipt of Proper  Instructions deliver such properties in accordance with such instructions.

     In the event that no written order  designating a successor agent or Proper
Instructions shall have been delivered to the Company on or before the date when such termination shall become  effective,  then the Company shall have the right to deliver to a bank or trust company,  which is a "bank" as defined in the 1940
Act, of its own selection,  having an aggregate capital,  surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all properties  held by the Company under this Agreement.  Thereafter,  such bank or trust company shall be the successor of the Company under this Agreement.

                           Article 21. Force Majeure.

     The Company shall have no liability for cessation of services  hereunder or any damages resulting therefrom to the Fund as a result of work stoppage,  power
or  other   mechanical   failure,   natural   disaster,   governmental   action,
communication disruption or other impossibility of performance.

                           Article 22. Severability.

     In the event any  provision  of this  Agreement  is held  illegal,  void or unenforceable, the balance shall remain in effect.

       Article 23. Limitations of Liability of Trustees and Shareholders
                           of the Investment Company.

     The execution and delivery of this  Agreement  have been  authorized by the trustees of the  Investment  Company and signed by an authorized  officer of the
Investment  Company,  acting as such,  and neither  such  authorization  by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them  individually or to impose any liability on any of them personally,  and the  obligations  of this Agreement are not binding upon any of the  trustees  or  Shareholders  of the  Investment  Company,  but bind only the property of the Fund, as provided in the Investment Company's trust instrument.

                           Article 24. Compensation.

     A. The Funds will compensate the Company for the services  described herein in  accordance  with the fees agreed upon from time to time  between the parties hereto. Such fees do not include out-of-pocket  disbursements of the Company for which the Funds shall reimburse the Company.  Out-of-pocket  disbursements shall include,  but shall not be limited to, the items agreed upon between the parties from time to time, including those items listed on Exhibit 1 attached hereto.

     B. The  Fund,  and not the  Company,  shall  bear  the  cost of:  custodial expenses;  membership  dues in the Investment  Company  Institute or any similar organization;  transfer agency expenses;  investment advisory expenses; costs of printing and mailing stock certificates (if issued);  Prospectuses,  reports and
notices;   administrative  expenses;   interest  on  borrowed  money;  brokerage
commissions;  taxes and fees  payable to federal,  state and other  governmental agencies;  fees of independent  trustees of the Investment Company;  independent auditors expenses; legal and audit department expenses billed to the Company for work  performed  related  to the  Investment  Company  or the  Funds;  law  firm expenses;  organizational  expenses;  or other  expenses  not  specified in this
Article 26 which may be properly payable by the Funds.

                                       11

     C. The compensation  and  out-of-pocket  expenses  attributable to the Fund shall be accrued by the Fund and shall be paid to the Company no less frequently than monthly,  and shall be paid daily upon request of the Company.  The Company will maintain  detailed  information  about the compensation  and  out-of-pocket expenses by Fund.

     D. Any schedule of  compensation  agreed to  hereunder,  as may be adjusted from time to time, shall be dated and signed by a duly authorized officer of the
Investment  Company  and/or  the  Funds  and a duly  authorized  officer  of the
Company.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed  in their  names and on their  behalf  under their seals by and through their duly authorized officers, as of the day and year first above written.

OPTIMUM FUND TRUST,                                  DELAWARE SERVICE COMPANY, INC.
On behalf of the series listed on Exhibit 1

By:      /s/ Richard Salus                             By:     /s/ Patrick P. Coyne
Name:    Richard Salus                                 Name:   Patrick P. Coyne
Title:   Senior Vice President                         Title:  President

                                    EXHIBIT 1
                                       TO
                              AMENDED AND RESTATED
                         MUTUAL FUND SERVICES AGREEMENT

The Amended and Restated Mutual Fund Services  Agreement dated December 15, 2007 between OPTIMUM FUND TRUST and DELAWARE SERVICE COMPANY, INC. shall apply to the following series:

Optimum Large Cap Growth Fund                 Optimum Large Cap Value Fund
Optimum  Small  Cap  Growth  Fund  (known as  Optimum Small Cap Value Fund
Optimum  Small-Mid Cap Growth Fund effective  (known as  Optimum  Small-Mid  Cap Value
1/1/08)                                       Fund effective 1/1/08)
Optimum International Fund                    Optimum Fixed Income Fund

I.  Administrative Services
For  all  Administrative  Services  provided  pursuant  to this  Agreement,  the
Investment Company agrees to pay and the Company hereby agrees to accept as full compensation for its services rendered hereunder a fee as follows:

                   Administrative Services Fee
    (as a percentage of each Fund's average daily net assets)
0.165%       of assets up to $500 million
0.140%       of assets from $500 million to $1 billion
0.115%       of assets over $1 billion

Administrative Services: Out-of-Pocket Expenses
     Out-of-pocket  expenses  include,  but are not limited  to, the  following:
postage and courier expenses,  printing expenses, travel expenses,  registration fees,  filing fees, fees of outside counsel and independent  auditors,  or other professional services, organizational expenses, insurance premiums, fees payable to persons who are not the Company's  employees,  trade  association  dues,  and other expenses properly payable by the Funds.

II.  Transfer Agency Services
For all  Transfer  Agency  Services  provided  pursuant to this  Agreement,  the
Investment  Company  agrees to pay and the  Company  hereby  agrees to accept as compensation for its services rendered hereunder a fee as follows:

        Transfer Agency Services Annual Account Fee
       (as a percentage of average daily net assets)
  0.235%, subject to a minimum fee of $2,000 per class per
                      Fund each month

Transfer Agency Services: Out-of-Pocket Expenses
     Out-of-pocket  expenses  include but are not limited to postage  (including
overnight  courier  service),  statement  stock,  envelopes,   telecommunication
charges  (including Fax),  travel,  duplicating,  forms,  supplies,  microfiche, computer access charges, client specific enhancements,  disaster recovery, dosed account fees, processing fees (including check encoding),  and expenses incurred at the specific  direction of the Fund.  Postage for mass  mailings is due seven days in advance of the mailing date.

III. Payment
Payment is due thirty days after the date of the invoice.